Exhibit 10.10

QUICKSILVER RESOURCES INC.

NONQUALIFIED STOCK OPTION AGREEMENT

Participant:
Number of Shares:

Date of Grant:

Exercise Price:

Expiration Date:

Type of Option:	Nonqualified stock option

1. Under the terms and conditions of the Quicksilver Resources Inc. Fourth Amended and Restated 2006 Equity Plan (the “Plan”), a copy of which is attached hereto and incorporated herein by reference, Quicksilver Resources Inc., a Delaware corporation (the “Company”), grants to the individual whose name is set forth above (the “Participant”) an option to purchase the number of shares of the Company’s Common Stock, par value $0.01 per share (“Common Stock”), set forth above at the price per share set forth above (the “Option”). Terms not defined in this Agreement have the meanings set forth in the Plan.

2. The Option will be for a term commencing on the Date of Grant set forth above and ending at 5:00 p.m. Central Time on the Expiration Date set forth above. During the term hereof, the Option will become vested and exercisable in accordance with the schedule set forth below (provided that in no event will the Participant be entitled to acquire a fraction of a share of Common Stock pursuant to the Option):

Portion of Option Exercisable	On and After
[1/3	First Anniversary of Date of Grant]
[1/3	Second Anniversary of Date of Grant]
[1/3	Third Anniversary of Date of Grant]

In the event of a Change in Control while the Participant is employed by the Company or a Subsidiary or in the event that the Participant terminates employment with the Company and its Subsidiaries by reason of retirement at or after the age of 62 and completion of five years of service, disability (as determined by the Committee in good faith) or death, any nonvested portion of the Option will become 100% vested and exercisable and the Option will expire one day prior to the fifth anniversary of such retirement, disability or death.

If the Participant terminates employment with the Company and its Subsidiaries for any reason other than such retirement, disability or death, any nonvested portion of the Option will be forfeited immediately and the Option will expire on the date that is three months after the Participant’s date of termination of employment; provided, however, that if the Participant dies within three months after the date on which he or she terminates employment (other than due to discharge for “cause”), the Option will expire one day prior to the fifth anniversary of such death.

Notwithstanding the foregoing, if the Participant is discharged by the Company or a Subsidiary for “cause” (as defined below), the right to exercise the Option will terminate immediately upon such discharge. “Cause” means willful or gross misconduct or willful failure by the Participant to perform his or her employment responsibilities in the best interests of the Company and its Subsidiaries (including, without limitation, breach by the Participant of any provision of any employment, nondisclosure, non-competition or other similar agreement between the Participant and the Company or a Subsidiary), as determined by the Company, which determination will be conclusive. The Participant will be considered to have been discharged “for cause” if the Company determines, within 30 days after the Participant’s resignation, that discharge for cause was warranted.

Notwithstanding any other provision of the Plan or this Agreement to the contrary, the Option will expire and may not be exercised after the Expiration Date set forth above.

3. The exercise price for shares purchased by the Participant may be paid (i) in cash or personal check acceptable to the Company, (ii) by the transfer to the Company of shares of Common Stock having a value on the date of exercise equal to the aggregate exercise price, (iii) with the consent of the Committee, by authorizing the Company to withhold a number of shares having a value on the date of exercise equal to the aggregate exercise price or (iv) by a combination of the foregoing methods.

4. The Participant will have none of the rights of a stockholder of the Company with respect to any shares of Common Stock underlying the Option until such time that the Participant has been determined to be a stockholder of record by the Company’s transfer agent or one or more certificates of shares of Common Stock are delivered to the Participant upon due exercise of the option. Further, nothing herein will confer upon Participant any right to remain in the employ of the Company or a Subsidiary.

5. The Participant hereby accepts and agrees to be bound by all the terms and conditions of the Plan and this Agreement. Any amendment to the Plan will be deemed to be an amendment to this Agreement to the extent that the Plan amendment is applicable hereto; provided, however, that no amendment will adversely affect the rights of the Participant under this Agreement without the Participant’s consent.

ACCEPTED:

Signature of Participant

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